Exhibit 10.23

RESTRICTED STOCK AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is made effective as of [Date] (the “Effective Date”) between [Name] (the “Employee”) and MPS Group, Inc., a Florida corporation (the “Company”).

W I T N E S S E T H T H A T:

WHEREAS, the Company has awarded to Employee [Number] shares (the “Shares”) of the Company’s common stock, $.01 par value per share (the “Stock”), effective as of the Effective Date, pursuant to the 2004 Equity Incentive Plan (the “Plan”), as a reward for prior service and as an incentive to remain with the Company or its subsidiaries or affiliates and to work to increase the value of the Stock; and

WHEREAS, the Shares are subject to the terms and conditions hereinafter provided;

NOW, THEREFORE, the Company and the Employee agree to the foregoing and as follows:

1.	AWARD. The Employee hereby is granted [Number] Shares as of the Effective Date subject to all the terms and conditions of this Agreement.

2.	STOCK CERTIFICATE; UNCERTIFICATED STOCK.

(a)	The Company may in its discretion issue one or more stock certificates (the “Certificate(s)”) in the name of the Employee for the Shares which Employee hereby acknowledges and agrees would be subject to and bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and MPS Group, Inc., effective as of [Date]. Copies of such Agreement are on file in the offices of the Secretary, MPS Group, Inc., 1 Independent Drive, Jacksonville, Florida 32202.”

The Employee shall forfeit and/or return the Certificate(s) to the Company upon the forfeiture of any Shares, pursuant to this Agreement. Thereafter, the Company shall reissue Stock pursuant to Section 2(c) of this Agreement for the number of Shares, if any, which were not forfeited. The new Stock, if any, and the Shares represented thereby, shall remain subject to this Agreement.

(b)	The Company may in its discretion issue in the name of the Employee the Shares in an uncertificated form as properly recorded in the books and records of the Company, including its stock transfer book, which Shares Employee hereby acknowledges and agrees would be subject to the same restrictions and limitations on transferability (including forfeiture) as are set forth for the Certificate(s) in Section 2(a) of this Agreement.

(c)	In the event that Shares are forfeited pursuant this Agreement, (i) if a Certificate has been issued pursuant to Section 2(a) hereof, the Company shall reissue a Certificate pursuant to Section 2(a) of this Agreement for the number of Shares, if any, which were not forfeited and (ii) if no Certificate has been issued and the Shares are uncertificated in accordance with Section 2(b) hereof, then the forfeiture of the Shares shall be recorded in the books and records of the Company, including its stock transfer book. Notwithstanding the foregoing, all unforfeited Shares held by Employee pursuant to this Agreement shall remain subject to the terms of this Agreement and the Plan.

3.	VESTING OF SHARES. The Employee agrees the Shares shall vest on the date and in the amount as follows:

Vesting Date	Number of Shares Vested
[Date]	[Number]

(a)	If the Employee shall cease to be employed by the Company, or any affiliate or subsidiary thereof such that Employee is no longer employed in any capacity with the group of companies affiliated with the Company, and such termination of employment is both (i) for Cause on the part of the Company or without Good Reason on the part of Employee (as the terms Cause and Good Reason are defined in the executive employment agreement between Employee and Company in effect as of the Effective Date) and (ii) for other than a Change in Control of the Company (as defined in the Plan) at any time prior to the Vesting Date set forth above, then the Employee shall forfeit and return to the Company any Shares which remain unvested as of such date for no payment.

(b)	Employee shall become vested in the Shares then remaining unvested upon the occurrence of (i) a Change in Control of the Company (as defined in the Plan) or (ii) termination of Employee’s employment without Cause by the Company or for Good Reason by the Employee (as the terms Cause and Good Reason are defined in the executive employment agreement between Employee and Company).

(c)	No Shares hereunder shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by Employee unless and until vested pursuant to this Section 3 above.

4.	VOTING RIGHTS; DIVIDENDS; CAPITAL CHANGES.

(a)	Except as otherwise limited or provided in this Agreement, with respect to any Shares subject to the restrictions of this Agreement, the Employee shall be a shareholder of the Company and (i) shall have all of the rights of a shareholder with respect to the Shares, including full power to vote all of the Shares from time to time, and (ii) shall be entitled to receive dividends and/or distributions declared on such Shares.

(b)	Any new, additional or different shares of capital stock or other securities issued with respect to any of the Shares described herein or in substitution or replacement thereof shall be subject to all of the terms and conditions of this Agreement and shall be delivered to the Employee (or the Employee’s beneficiary) or revert to the Company under the same circumstances as the original Shares with respect to, or in substitution for which, they were issued.

5.	DELIVERY OF SHARES.

(a)	If Employee refuses to deliver to Company a properly endorsed stock certificate for any Shares forfeited, the Employee hereby authorizes and directs the Company to cancel on its books and records (including but not limited to its stock transfer book) the Employee’s ownership of the Shares and to take whatever action the Company deems necessary or appropriate to have such Shares registered in the name of the Company without any further action, or direction, by the Employee. The Company shall have similar rights to cancel on its books and records (including but not limited to its stock transfer book) the Employee’s ownership of any Shares in an uncertificated form and to take whatever action the Company deems necessary or appropriate to have such Shares registered in the name of the Company without any further action, or direction, by the Employee.

(b)	The Company may in its discretion require the execution and delivery by the Employee of blank stock powers, an escrow agreement, and related schedules and exhibits, as a condition of issuance or delivery of, or removal of restrictions from, the Shares or Certificate(s).

(c)	The Company may in its discretion require that Employee pay, or evidence to the Company’s satisfaction arrangement for the payment of, Federal, state or local taxes associated with the award or vesting of the Shares, as a condition of issuance or delivery of, or removal of restrictions from, the Shares or Certificate(s).

6.	COMPLIANCE WITH LAW AND REGULATIONS; INCORPORATION OF PLAN. The obligations of the Company hereunder are subject to all applicable Federal and state laws and to the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any other government or regulatory agency. This Agreement is expressly made subject to the terms of the Plan, the terms and conditions of which are expressly incorporated herein by reference. The Employee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

7.	ATTORNEYS’ FEES. The prevailing party in any litigation hereunder shall be entitled to attorneys’ fees and costs of litigation.

8.	NO RIGHTS TO EMPLOYMENT. Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate Employee’s employment at any time.

9.	GOVERNING LAW. The terms of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to any issues of conflicts of laws.

10.	MISCELLANEOUS.

(a)	This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

(b)	Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or five (5) days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to Employee, at the last known address set forth in the Company’s personnel records and, if to the Company, to the Law Department of the Company at the executive offices of the Company at 1 Independent Drive, Jacksonville, FL 32202.

(c)	This Agreement may not be modified or waived except in writing executed by each of the parties hereto.

(d)	Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

(e)	This Award is conditioned on the Employee’s execution and delivery of this Agreement. If this Agreement is not executed and delivered by the Employee, it may be canceled by the Company.

IN WITNESS WHEREOF, the Employee and Company have executed the Agreement effective as of the day and year first above written.

MPS GROUP, INC.:

By:	/s/
Its:

EMPLOYEE:

[Name]